                                                         Exhibit 32.1

Certification of President

Pursuant to 18 US.C. Section, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, Gary L. Martin, Chairman of the Board and President of Capital Southwest Corporation, certify that, to my knowledge:

1.        The Form 10-K, filed with the Securities and Exchange Commission on May 29, 2009 (“accompanied report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.        The information contained in the accompanied report fairly presents, in all material respects, the consolidated financial condition and results of operations of Capital Southwest Corporation.

Date: May 29, 2009	By:	/s/ Gary L. Martin
Gary L. Martin, Chairman of the Board and President